FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SIMPLIFY EXCHANGE TRADED FUNDS

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

54 W 40th St, New York NY	10018
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Simplify Growth Equity PLUS Convexity ETF	NASDAQ Stock Market LLC	85-3099835
Simplify Growth Equity PLUS Downside Convexity ETF	NASDAQ Stock Market LLC	85-3099996

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates: 333-238475

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Simplify Growth Equity PLUS Convexity ETF and Simplify Growth Equity PLUS Upside Convexity ETF, each a series of Simplify Exchange Traded Funds (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 3 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on November 24, 2020. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on May 18, 2020.

2.	Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on August 18, 2020.

3.	Registrant’s By-Laws, incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on August 18, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York, on the 30th day of November 2020.

SIMPLIFY EXCHANGE TRADED FUNDS
(Registrant)

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	President of the Trust

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